UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2010, Ralph J. Bernstein resigned as a Class I Director of the Board of Directors of Empire Resorts, Inc. (the “Company”), effective immediately.  The Company is not aware of any disagreements relating to the Company’s operations, policies or practices relating to Mr. Bernstein’s resignation.

Item 8.01.	Other Events.

As reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2010, the Company delivered a notice to The NASDAQ Stock Market (“NASDAQ”) that, effective September 8, 2010, the Company no longer complied with the independent director requirements of NASDAQ Listing Rule 5605(b)(1), which requires that a majority of the Board of Directors be comprised of Independent Directors. The Company has regained compliance with Listing Rule 5605(b)(1) as a result of Mr. Bernstein’s resignation, as Mr. Bernstein was a non-Independent Director for purposes of Listing Rule 5605(b)(1).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: September 27, 2010	By:	/s/ Joseph A. D’Amato
		Name:	Joseph A. D’Amato
		Title:	Chief Executive Officer